Exhibit 99.1

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the “Agreement”) by and among J. Scott Kirby (“Executive”), American Airlines, Inc. (the “Company”) and American Airlines Group Inc. (“Group”), is made effective as of the eighth (8th) day following the date Executive signs this Agreement if not revoked in accordance with Section 6(c)(iii) (the “Effective Date”) with reference to the following facts:

Executive’s employment with the Company and status as an officer and employee of Group and the Company and each of their affiliates, as the case may be, will end on the Termination Date (as defined below), and Executive, Group and the Company want to establish the obligations of the parties including, without limitation, all amounts due and owing to Executive.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows effective as of the Effective Date:

1. Termination Date. Executive acknowledges and agrees that his status as an employee, officer and director of the Company, as an employee and officer of Group and as an employee, officer and/or director of any of their subsidiaries will end effective as of 1:00 pm, Central Time, on August 29, 2016 (the “Termination Date”). Executive hereby agrees to execute such further document(s) as reasonably shall be determined by the Company as necessary or desirable to give effect to the termination of Executive’s status as an officer of Group and the Company and, if applicable, officer and/or director of any of their subsidiaries; provided that such document(s) shall not be inconsistent with any of the terms of this Agreement.

2. Final Paycheck; Payment of Accrued Wages and Expenses; Travel Privileges.

(a) Final Paycheck. As soon as administratively practicable on or after the Termination Date, the Company will pay Executive all accrued but unpaid base salary and all accrued and unused vacation earned through the Termination Date, subject to standard payroll deductions and withholdings. Executive is entitled to these payments regardless of whether Executive executes this Agreement.

(b) Business Expenses. The Company shall reimburse Executive for all outstanding expenses incurred prior to the Termination Date which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses, including, without limitation, expenses incurred pursuant to Executive’s services as a director of any of the Company’s subsidiaries.

(c) Travel Privileges. Executive previously vested into lifetime travel privileges that include unlimited reserved travel in any class of service for Executive and Executive’s immediate family, including eligible dependent children, for personal purposes, access to Admirals Club travel lounges and 12 free round-trip passes, or 24 free one-way passes, each year for reserved travel for non-eligible family members and friends (collectively, “Travel Privileges”). The Travel Privileges shall commence from the first day of the seventh month following the Termination Date (the “Commencement Date”), provided, that, on, or as soon as administratively practicable after, the Commencement Date, Executive shall be reimbursed for any expenses incurred in accordance with Company policies from the Termination Date through the Commencement Date that would have otherwise constituted Travel Privileges. All Travel Privileges are subject to the Company’s non-revenue positive space travel policies of general application, including those outlined in the TripBook or applicable policy guide, that are now in effect and as they may be amended from time to time. A copy of the current policy covering Travel Privileges entitled American Airlines Group Positive Space Leisure Travel Program for Officers of American Airlines has been delivered to Executive herewith. For the avoidance of doubt and consistent with past practice, Executive’s right to Travel Privileges shall be subject to all applicable taxes, and the Company will not provide any tax gross-up payments to Executive for taxes payable on such travels. The amount of Travel Privileges Executive uses in one year will not affect the amount of travel privileges Executive is entitled to use in any other year. The right to Travel Privileges is not subject to liquidation, cash-out or exchange for any other taxable or nontaxable benefit.

(d) SEC Reporting; Insider Trading Policy and Securities Law Compliance. Executive acknowledges that to the extent required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), he will have continuing obligations under Section 16(a) and 16(b) of the Exchange Act to report matching transactions, if any, in Company common stock for six (6) months following the Termination Date. Executive further acknowledges that Executive shall remain subject to Group’s Policy Regarding Trades in Securities by Members of the Board of Directors, Officers and Company Personnel and Treatment of Confidential Information (the “Insider Trading Policy”) for the time period provided in Section 7 therein under the title “Transactions after Employment or Service Terminates”. Without limiting the Insider Trading Policy, any transactions by Executive involving Company securities will remain subject to securities laws in all respects, including, without limitation, laws regarding trading on the basis of material nonpublic information.

3. Payments and Benefits. Without admission of any liability, fact or claim, the Company hereby agrees, subject to this Agreement becoming effective and irrevocable, as well as Executive’s performance of his continuing obligations pursuant to this Agreement, including the confidentiality and nonsolicitation provisions set forth under Section 8, to provide Executive the payments and benefits set forth below. Specifically, the Company and Executive agree as follows:

(a) Cash Payment. The Company shall pay to Executive $3,850,000, which represents the sum of (i) twenty-four (24) months of Executive’s base salary at the rate in effect as of immediately prior to the Termination Date and (ii) Executive’s target short term incentive bonus, in a single cash lump sum. Such payment shall be made, less applicable withholdings and deductions, on the first payroll date following the Effective Date.

(b) Equity Awards. The vesting of an aggregate of 259,097 restricted stock units held by Executive shall be accelerated as of immediately prior to the Termination Date, consisting of (i) 157,456 restricted stock units held by Executive that otherwise would have vested based solely on continued service through April 2017 or April 2018, as the case may be, (ii) 52,775 restricted stock units held by Executive that would have vested in April 2018 based on Company performance achievement of 96%, which constitutes actual performance through June 30, 2016, and continued service through April 2018 and (iii) 48,866 restricted stock units held by Executive that would have vested in April 2019 based on Company performance achievement of 87%, which constitutes actual performance through June 30, 2016. Any restricted stock units that remain unvested after giving effect to such accelerated vesting shall be forfeited as of the Termination Date. In addition, each of Executive’s stock appreciation rights shall remain outstanding until the original expiration date of such stock appreciation rights.

(c) Healthcare Continuation Coverage. If Executive elects to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall directly pay, or reimburse Executive for, that portion of the premium for Executive and Executive’s covered dependents necessary such that Executive contributes the same amount to COBRA coverage as Executive contributed to medical, dental and vision coverage prior to the date of this Agreement, such payment or reimbursement to continue until the earlier of (i) the second anniversary of the Termination Date or (ii) the date Executive becomes eligible for comparable coverage under another employer’s plans. After the Company ceases to pay or reimburse premiums pursuant to the preceding sentence, Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance with the provisions of COBRA. Executive acknowledges that he shall be solely responsible for all matters relating to Executive’s continuation of coverage pursuant to COBRA, including, without limitation, Executive’s election of such coverage and his timely payment of premiums.

(d) Taxes. Executive understands and agrees that all payments under this Section 3 will be subject to appropriate tax withholding and other deductions.

(e) Sole Separation Benefit. Executive agrees that the payments provided by this Section 3 are provided solely in connection with this Agreement. Executive acknowledges and agrees that the payments referenced in this Section 3 constitute adequate and valuable consideration, in and of themselves, for the promises contained in this Agreement.

4. Full Payment. Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of his employment with the Company and the termination thereof. Executive further acknowledges that this Agreement shall supersede each agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, any offer letter, employment agreement, change in control agreement and each such agreement (other than agreements evidencing Executive’s stock appreciation rights) shall be deemed terminated and of no further effect as of the Termination Date.

5. Executive’s Release of the Company. Executive understands that by agreeing to the release provided by this Section 5, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Agreement.

(a) On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company, and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, 29 U.S.C. § 206(d); Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; the Texas Labor Code, including the Texas Commission on Human Rights Act; Section 451.001 of the Texas Workers’ Compensation Act; the Texas Payday Act; and the Texas Labor Code; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

(b) Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii) Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;

(iv) Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company employee benefit plan;

(v) Claims for indemnification under the Indemnification Agreement entered into between Group and Executive in the form previously filed with the Securities and Exchange Commission on December 13, 2013 (the “Indemnification Agreement”), Group or the Company’s Bylaws or any applicable law; and

(vi) Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.

(c) Acknowledgement. In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:

(i) Executive should consult with an attorney before signing this Agreement;

(ii) Executive has been given at least twenty-one (21) days to consider this Agreement;

(iii) Executive has seven (7) days after signing this Agreement to revoke it. If Executive wishes to revoke this Agreement, Executive must deliver notice of Executive’s revocation in writing, no later than 5:00 p.m. on the 7th day following Executive’s execution of this Agreement to Elise Eberwein, Executive Vice President, People and Communications, American Airlines Group Inc., 4333 Amon Carter Blvd., Fort Worth, Texas 76155, email: elise.eberwein@aa.com. Executive understands that if he revokes this Agreement, it will be null and void in its entirety, and he will not be entitled to any payments or benefits provided in this Agreement, other than as provided in Section 2.

6. Transfer of Company Property; Clawback Policy. Executive further agrees that:

(a) Transfer of Company Property. On or before the Termination Date, Executive shall turn over to the Company all files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which he had in his possession, custody or control at the time he signed this Agreement. Notwithstanding the foregoing, Executive shall be entitled to retain the cellular telephone issued to Executive by the Company, provided, that Executive shall be solely responsible for telephone, telephone number and data service in respect of such telephone after the Termination Date. In the event the computer or any other property of the Company returned by Executive includes the personal information of Executive, the Company shall provide a copy of all such personal information to Executive upon Executive’s request at the time such computer or property is returned to the Company.

(b) Clawback Policy. Executive acknowledges that Executive shall remain subject to Group’s Clawback Policy to the extent provided therein or otherwise required by applicable law.

7. Attorney’s Fees. The Company shall reimburse Executive up to $10,000 for reasonable attorney’s costs and fees related to the negotiation of this Agreement, such attorney’s fees to be paid directly to the applicable attorney by the Company.

8. Confidentiality; Nonsolicitation.

(a) Confidentiality. Executive acknowledges that by reason of Executive’s employment with the Company and the provision of the Transition Services, Executive has had and may continue to have access to Proprietary Information. Executive represents that, at all times prior to the execution of this Agreement, Executive held all such Proprietary Information confidential. Executive will continue to hold such information confidential and will not use or disclose any such Proprietary Information other than as reasonably required in the performance of the Transition Services or as otherwise required by law. For the avoidance of doubt, nothing in this Agreement will be construed to prohibit Executive from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation; provided, however, that Executive may not disclose information of Group, the Company or any of their affiliates that is protected by the attorney-client privilege, except as otherwise required by law. Executive does not need the prior authorization of the Company to make any such reports or disclosures, and Executive is not required to notify the Company that he has made such reports or disclosures.

(b) Nonsolicitation. In further consideration of the compensation to be paid to Executive hereunder and for the protection of Proprietary Information, customer relationships, and goodwill of the Company and its affiliates, Executive acknowledges that during the course of his employment with the Company and satisfaction of Executive’s obligations hereunder, Executive has and shall become familiar with the Company’s trade secrets and with other Proprietary Information concerning the Company and its affiliates and that his services have been and shall be of special, unique and extraordinary value to the Company and its affiliates, and, therefore, Executive agrees that, during the two year period immediately following the Termination Date, Executive shall not: (i) directly or indirectly, personally or through or for the benefit of others, including, without limitation, any future employer of Executive, encourage, induce, attempt to induce, solicit or attempt to solicit (on Executive’s own behalf or on behalf of any other person or entity) any Specified Individual to leave his or her employment, consulting or independent contractor relationship with the Company or any affiliate of the Company (measured as of the date of such action) or (ii) directly or indirectly, personally or through or for the benefit of others, including, without limitation, any future employer of Executive, interfere or attempt to interfere with the relationship of the Company or any affiliate of the Company (measured as of the date of such action) with any Specified Business Contact in any manner. Notwithstanding the foregoing, the placing of general advertisements in newspapers, magazines or broadly disseminated electronic media shall not, in itself, be a violation of this Section 8(b).

(c) Definitions.

(i) For the purposes of this Agreement, “Proprietary Information” shall mean information that meets the definition of “trade secret” under the laws of the State of New York, as well as any scientific or technical information, design, process, procedure, formula or improvement that is secret and of value, information that the Company (or an affiliated company) takes reasonable efforts to protect from disclosure and from which the Company (or an affiliated company) derives actual or potential economic value due to its confidential nature, including, but not limited to, technical or nontechnical data, formulas, compilations, programs, devices, methods, techniques, drawings, processes, financial data, lists of actual or potential customers, price lists, business plans, customer and vendor records, training and operations materials and memoranda, personnel records, financial information relating to the business of the Company (or an affiliated company), accounts, customers, vendors, employees and affairs of the Company (or an affiliated company), and any information marked “confidential” by the Company (or an affiliated company).

(ii) For the purposes of this Agreement, “Specified Business Contact” means any person or entity that had or has a business relationship with the Company on or during the two years prior to the Termination Date.

(iii) For the purposes of this Agreement, “Specified Individual” means any person or entity who is or was an employee (including any temporary or leased employees), consultant or independent contractor of the Company on, or during the 90 days prior to, the Termination Date, provided, that in no event shall a person or entity whose service relationship with the Company was involuntarily terminated by the Company constitute a Specified Individual.

(d) Availability of Injunctive Relief. Executive understands and agrees that any violation of the provisions set forth in this Section 8 shall constitute a material breach of this Agreement. Executive further understands and agrees that such a breach may result in irreparable injury to the Company and/or Group for which there is no adequate remedy at law, and that it would not be possible to precisely measure damages for such injuries. Accordingly, Executive agrees that in addition to any other remedies the Company or Group is entitled to pursuant to this Agreement or otherwise, each of the Company and Group is entitled to obtain a temporary restraining order or injunction to restrain Executive from disclosing, or making use of, confidential information in violation of Section 8(a) or taking any action in violation of Section 8(b).

9. Executive Representations. Executive warrants and represents that (a) he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on his behalf, he will immediately cause it to be withdrawn and dismissed, (b) he has reported all hours worked as of the date of this Agreement and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided in this Agreement, (c) he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.

10. No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees, and legatees. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.

11. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than Texas.

12. Miscellaneous. This Agreement, together with the Indemnification Agreement, comprises the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof, including, without limitation, any other agreement imposing post termination covenants. The Company and Executive acknowledge that the termination of the Executive’s employment with the Company is intended to constitute an involuntary separation from service as of the Termination Date for the purposes of Section 409A of the Code, and the related Department of Treasury regulations. Executive acknowledges that there are no other agreements, written, oral or implied, and that he may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

13. Blue Pencil. It is the desire and intent of the parties to this Agreement that the provisions of Sections 8 and 15 of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion of any such Section of this Agreement shall be adjudicated to be invalid or unenforceable, such Section shall be deemed amended either to conform to such restrictions as the court or arbitrator may allow, or to delete therefrom or reform the portion thus adjudicated to be invalid and unenforceable, such deletion or reformation to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made. It is expressly agreed that any court or arbitrator shall have the authority to modify any such Section of this Agreement if necessary to render it enforceable, in such manner as to preserve as much as possible the parties’ original intentions, as expressed therein, with respect to the scope thereof.

14. Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

15. Maintaining Confidential Information. Executive reaffirms his obligations under the confidentiality provisions set forth under Section 8 hereof. Executive acknowledges and agrees that the payments provided in Section 3 above shall be subject to Executive’s continued compliance with Executive’s obligations under Section 8 of this Agreement.

16. Executive’s Cooperation. After the Termination Date, each of the Company and Executive shall use their respective reasonable efforts to cooperate with each other in good faith to facilitate a smooth transition of Executive’s duties to other executive(s) of the Company. In addition, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during his employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during his employment); provided, however, that any such request by the Company shall not be unduly burdensome or unduly interfere with Executive’s personal or business schedule or ability to engage in gainful employment. Notwithstanding the generality of the foregoing, the Executive acknowledges that he will make himself reasonably available to assist the Company, including testimony by the Executive and preparation therefore, in connection with the Company’s pending dispute with Sabre Corporation and any related actions or appeals.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have caused this Transition and Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: August 29, 2016
/s/ J. Scott Kirby
J. Scott Kirby

AMERICAN AIRLINES, INC.
DATED: August 29, 2016
	By:	/s/ Stephen L. Johnson
Stephen L. Johnson
Executive Vice President Corporate Affairs

AMERICAN AIRLINES GROUP INC.
DATED: August 29, 2016
	By:	/s/ Stephen L. Johnson
Stephen L. Johnson
Executive Vice President Corporate Affairs